UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/08/2004

Wells Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-107066

MD	20-0068852
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of Principal Executive Offices, Including Zip Code)

770-449-7800
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On December 8, 2004, the board of directors of Wells Real Estate Investment Trust II, Inc. (the "Registrant") declared dividends for the first quarter of 2005 in the amount of a 6.0% annualized return on an investment of $10.00 per share to be paid in March 2005. The Registrant's first quarter dividends are calculated on a daily record basis of $0.001667 (0.1667 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on December 16, 2004, and continuing on each day thereafter through and including March 15, 2005. A copy of the press release concerning the declaration of dividends for the first quarter of 2005 is filed as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

       99.1    Press Release dated December 13, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Wells Real Estate Investment Trust II, Inc.

Date: December 13, 2004.	By:	/s/ Randall D. Fretz
Randall D. Fretz
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	REIT II Dividend Declaration